Exhibit 3.1
COLONIAL PROPERTIES TRUST
ARTICLES SUPPLEMENTARY
RECLASSIFYING
6,500 SHARES
SERIES 1998 JUNIOR PARTICIPATING PREFERRED SHARES
Dated February 2, 2009
     These ARTICLES SUPPLEMENTARY (the “Articles Supplementary”) are made as of the date set forth above by Colonial Properties Trust, an Alabama real estate investment trust (the “Company”).
     WHEREAS, on October 22, 1998, in connection with the Rights Agreement, dated November 2, 1998, as amended, between the Company and BankBoston, N.A. as rights agent (the “Rights Agreement”), the Company duly classified 6,500 unissued preferred shares of beneficial interest (“Preferred Shares”) of the Company, as described in Section 6.3 of the Declaration of Trust of the Company, as amended (the “Declaration of Trust”), as Series 1998 Junior Participating Preferred Shares of Beneficial Interest, par value $.01 per share (the “1998 Preferred Shares”), having the designated voting rights and powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions set forth in the Company’s Articles Supplementary, dated October 26, 1998, with such 1998 Preferred Shares to be issued upon the exercise of rights to purchase such 1998 Preferred Shares under the Rights Agreement;
     WHEREAS, the Rights Agreement expired by its terms on November 1, 2008 without any rights to purchase having become exercisable to purchase 1998 Preferred Shares;
     WHEREAS, all 6,500 of the 1998 Preferred Shares remain unissued by the Company; and
     WHEREAS, the Board of Trustees of the Company (the “Board of Trustees”) desires to reclassify all 6,500 unissued 1998 Preferred Shares, constituting such series of Preferred Shares in its entirety, and restore such 1998 Preferred Shares to the status of unclassified and unissued Preferred Shares capable of being classified or reclassified from time to time by the Company pursuant to the Declaration of Trust.
     NOW THEREFORE, in accordance with Section 10-13-7(b) of the Code of Alabama, the Board of Trustees does hereby set forth and certify the following information:
     1. The name of the trust is Colonial Properties Trust.

     2. Under the authority contained in the Declaration of Trust and pursuant to resolutions of the Board of Trustees adopted on January 30, 2009, the Board of Trustees has cancelled and reclassified all 6,500 unissued 1998 Preferred Shares of the Company as authorized but unissued Preferred Shares, without designation as to series, to be available for future issuance, from time to time, by the Company.
     3. The aggregate number of issued shares of the Company after giving effect to the cancellation and reclassification of the 1998 Preferred Shares is as follows:

Common Shares of Beneficial Interest	48,537,095

8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	401,125
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, these Articles Supplementary have been signed on this 2nd day of February, 2009, on behalf of the Company, by the undersigned officer, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

COLONIAL PROPERTIES TRUST

By:	/s/ John P. Rigrish

Name:	John P. Rigrish

Title:	Chief Administrative Officer and Corporate Secretary

STATE OF ALABAMA	)

COUNTY OF JEFFERSON	)
     I, the undersigned, a notary public in and for said county in said state, hereby certify that John P. Rigrish, whose name as Chief Administrative Officer and Corporate Secretary of Colonial Properties Trust, an Alabama real estate investment trust, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said real estate investment trust, acting in his capacity of said real estate investment trust for and as the act of said real estate investment trust.
     Given under my hand and official seal this 2nd day of February, 2009.

/s/ Kimberly A. Keuter

Notary Public

[NOTARIAL SEAL]	My commission expires: September 10, 2011

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